UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 9, 2011, Echo Global Logistics, Inc. (the “Company”) filed a Current Report on Form 8-K relating to the voting results at its annual meeting of stockholders on June 8, 2011. This Current Report on Form 8-K/A is being filed solely to disclose the determination of the Board of Directors of the Company regarding how frequently the Company will include in its proxy materials an advisory vote on the compensation of its named executive officers.

Section 5 - Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported, consistent with the Board of Directors’ recommendation at the Company’s annual meeting, stockholders were given the options of voting for one year, two years or three years or abstaining with respect to the frequency of stockholder advisory approval of executive compensation; the three-year option was approved on an advisory basis. In accordance with the voting results, the Company intends to provide stockholders with an opportunity to cast an advisory vote on executive compensation every three years until the next required advisory vote on the frequency of future advisory votes on executive compensation.  Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide stockholders at least once every six calendar years the opportunity to cast an advisory vote on the frequency of stockholder advisory approval of executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: November 4, 2011	By:	/s/ David B. Menzel
	Name:	David B. Menzel
	Title:	Chief Financial Officer